FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-06

--- Original Sender: WELLS ABF SYNDICATE WELLS FARGO, WELLS FARG O SECURITI ---

**WFRBS 2013-C12 SPOTS**

TREASURIES	SWAPS
2YR 100	2YR 13.75
3YR 100-00 1/4	3YR 14.75
5YR 99-23 3/4	4YR 12.75
7YR 99-20	5YR 15.00
10YR 100-18	6YR 16.00
7YR 15.00
8YR 15.00
9YR 12.75
10YR 8.00

-------------------------------------------------------------------------------
If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-326-5897 or visiting www.sec.gov. If this communication relates to a securities offering exempt from US registration, you should contact your sales representative for the complete disclosure package. For information regarding Wells Fargo, see https://www.wellsfargo.com/com/disclaimer/wfid2. In Japan, see: https://www.wellsfargo.com/com/disclaimer/wfsjb3.

This email is subject to a disclaimer, please click on the following link or cut and paste the link into the address bar of your browser.

https://www.wellsfargo.com/com/disclaimer/ged4